Exhibit 10.1

FORM OF COMPANY STOCK option CANCELLATION AGREEMENT

THIS COMPANY STOCK OPTION CANCELLATION AGREEMENT (this “Agreement”) is entered into as of December [●], 2022, by and between Jaguar Health, Inc., a Delaware corporation (the “Company”), and [●] (the “Company Optionholder”).

RECITALS

WHEREAS, the Company Optionholder was granted [________] compensatory stock options in the Company pursuant to both that certain grant agreement entered into among the Company Optionholder and the Company dated as of April 5, 2021 (the “Grant Agreement”, and the stock options granted thereunder, the “Company Options”) and the Company 2014 Stock Incentive Plan, as amended and restated effective October 1, 2019 (the “Plan”), whereby, as of October 1, 2022, and continuing through the date hereof, the “Exercise Price” associated with each of the Company Options exceeds the “Fair Market Value” of each of the Company Options (as such terms are defined in the Plan); and the parties hereto mutually agree that (i) it is in the best interest of the Company to terminate the unvested portion of the Company Options as of October 1, 2022, which, for the avoidance of doubt, is currently comprised of [________] Company Options (the “Unvested Company Options”) and (ii) the Company shall pay to the Company Optionholder $300 as consideration for a valid release of all claims relating to the termination of the Unvested Company Options as provided for herein (the “Release Consideration”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Cancellation of the Unvested Company Options.

(a)            Effective as of October 1, 2022, the Company Optionholder irrevocably and unconditionally cancels, surrenders and waives all of the Company Optionholder’s rights arising in and to the Unvested Company Options in exchange for the Release Consideration to be paid to the Company Optionholder.

(b)            As of October 1, 2022 and thereafter, (i) all of the Unvested Company Options have been terminated and are of no further force and effect and (ii) none of the Unvested Company Options held by the Company Optionholder shall be outstanding, be in force or effect, or entitle the Company Optionholder to any rights other than the Release Consideration to be paid to the Company Optionholder pursuant to the terms and conditions set forth herein.

(c)            Without limiting the foregoing, the Company Optionholder acknowledges and agrees that the Company Optionholder shall have no right, by virtue of the Company Optionholder’s Unvested Company Options, to receive any equity, including options to acquire, or rights to participate in the appreciation, of equity, in the Company, its subsidiaries, or any of their respective affiliates.

2.         Representations and Warranties of Optionholder. The Company Optionholder hereby represents and warrants that, as of the date hereof:

(a)            he or she has full legal right, power, capacity, and authority to execute and deliver this Agreement and perform the Company Optionholder’s obligations hereunder, and this Agreement has been duly executed and delivered by him or her and constitutes his or her legal, valid, and binding obligation, enforceable against him or her in accordance with its terms;

(b)            immediately prior to the date hereof, he or she was the record and beneficial owner of the Unvested Company Options, free and clear of all encumbrances;

(c)            he or she has consulted, or had the opportunity to consult, with his or her legal counsel or other advisors with respect to, and fully understands the meaning and intent of, this Agreement, including, but not limited to, the final and binding effect of this Agreement and the acknowledgments, releases, waivers and appointments contained herein. NONE OF THE COMPANY, ITS SUBSIDIARIES, OR ANY OF THEIR RESPECTIVE AFFILIATES IS GIVING ANY TAX ADVICE IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.           Spousal Consent. If the Company Optionholder is married and resides in a community property jurisdiction, as a condition to the Company Optionholder’s right to his or her payment of the Release Consideration payable to the Company Optionholder, such Company Optionholder’s spouse shall have duly completed, executed and delivered to the Company a Spousal Consent in the form attached hereto as Exhibit A.

4.           Payment through Payroll. By executing this Agreement, the Company Optionholder hereby consents to payment of the Release Consideration being made through the payroll of the Company, and the Company shall be entitled to deduct and withhold from the Release Consideration such amounts as are required to be deducted and withheld with respect to the making of such payment under any provision of tax law or regulation. In connection therewith, the Company Optionholder agrees to provide any tax form or tax information reasonably requested by the Company in connection with complying with any tax law or regulation.

5.           Release. By execution and delivery of this Agreement, the Company Optionholder:

(a)            acknowledges and agrees that, he or she, on behalf of himself or herself and his or her heirs, successors and assigns, irrevocably, absolutely and fully releases, remises, relieves, relinquishes, waives and forever discharges the Company, its subsidiaries, and each of their respective affiliates, and each of their respective officers, directors, employees, agents, affiliates, direct and indirect equity holders, lenders, representatives, successors and assigns (collectively, the “Released Parties”), from any and all losses, damages (including special, consequential, punitive, treble or exemplary damages, diminution in value and/or lost profit or revenues), deficiencies, liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses (“Losses”) arising from any claim which he or she or his or her heirs, successors, and assigns does or may have against any of the Released Parties by virtue of his or her status as a holder of Unvested Company Options, and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the date hereof, in each case to the fullest extent permitted by law, other than rights granted to the Company Optionholder in connection with this Agreement;

(b)            is aware that it may hereafter discover facts in addition to or different from those it now knows or believes to be true with respect to the subject matter of the release provided for in this Section 5; provided, however, it is the intention of the Company Optionholder that such release shall be effective as a full and final accord and satisfactory release of each and every matter specifically or generally referred to in this Section 5. [In furtherance of this intention, the Company Optionholder expressly waives and relinquishes any and all claims, rights or benefits that it may have under Section 1542 of the California Civil Code (“Section 1542”), and any similar provision in any other jurisdiction, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party”

6.          The Company Optionholder acknowledges and agrees that Section 1542, and any similar provision in any other jurisdiction, if they exist, are designed to protect a party from waiving claims which it does not know exist or may exist. Nonetheless, the Company Optionholder agrees that the waiver of Section 1542 and any similar provision in any other jurisdiction is a material portion of the releases intended by this Section 6, and it therefore intends to waive all protection provided by Section 1542 and any other similar provision in any other jurisdiction.

7.           Amendment. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Company Optionholder.

8.           Governing Law and Jurisdiction. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflict of Laws thereof.

9.           Counterparts; Facsimiles. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile and electronic PDF transmission of any signed original counterpart transmission shall be deemed the same as the delivery of an original.

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IN WITNESS WHEREOF, the parties hereto have caused this Company Option Cancellation Agreement to be duly executed and delivered as of the date first written above.

JAGUAR HEALTH, INC.

By:
Name: Lisa Conte
Title: President & CEO

[Signature Page to Company Option Cancellation Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Company Option Cancellation Agreement to be duly executed and delivered as of the date first written above.

COMPANY OPTIONHOLDER:

[Name]

EXHIBIT A

Exhibit A

Spousal Consent

(See attached)

SPOUSAL CONSENT

I have read and clearly understand the Company Option Cancellation Agreement, dated as of December [●], 2022 (the “Company Option Cancellation Agreement”), by and between Jaguar Health, Inc. and [●], to which my spouse is deemed to be a party. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Company Option Cancellation Agreement. I hereby acknowledge that my spouse has agreed to various terms and conditions with respect to ownership and cancellation of Unvested Company Options, of which he or she is an owner of record or beneficially, and in which I may now have or hereafter may have a community property or other interest. I have been advised and encouraged to obtain separate legal counsel to review the Company Option Cancellation Agreement. In connection with this review (which I have either conducted or elected to forego at my sole discretion), I have (i) reviewed in full the Company Option Cancellation Agreement and the documents referenced therein and (ii) the expectation that such terms and conditions will be binding on me with respect to any analysis and determination of my marital rights. In consideration of the foregoing, I hereby expressly consent to the execution and delivery of the Company Option Cancellation Agreement and documents referenced therein or related thereto by my spouse (whether pursuant to my spouse’s execution and delivery of the Company Option Cancellation Agreement or otherwise) and I join in, accept and consent to the terms thereof and agree to abide and to be bound thereby, and I agree to execute and deliver all documents and to do all things reasonably requested to carry out and complete the purposes thereof.

Furthermore, with respect to Unvested Company Options held in my spouse’s name, I, the undersigned, hereby appoint my spouse as my attorney-in-fact to (i) represent me in all matters with regard to the Company Option Cancellation Agreement, (ii) bind my interests, jointly with his or her own, upon his or her execution of any documents relating to the Company Option Cancellation Agreement and documents referenced therein or related thereto, and (iii) do, on my behalf, all things necessary to carry out and complete the purposes of the Company Option Cancellation Agreement, all without my further consent or authorization; the foregoing appointment being coupled with an interest and expressly hereby made irrevocable.

I have executed this Spousal Consent on the date indicated below, to be effective immediately as of the date of the Company Option Cancellation Agreement.

By:

Name:

Date:

[Signature Page to Company Option Cancellation Agreement (Spousal Consent)]